EXHIBIT 99.1

Joint Filing Agreement

The undersigned hereby agree that this Statement on Amendment No. 2 to Schedule 13D with respect to the Common Stock of BioCardia, Inc. of even date herewith is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: January 10, 2019

SIMON H. STERTZER

By:	/s/ Simon H. Stertzer
Simon H. Stertzer

Dated: January 10, 2019

KIMBERLY STERTZER

By:	/s/ Kimberly Stertzer
Kimberly Stertzer

Dated: January 10, 2019

STERTZER FAMILY TRUST

By:	/s/ Simon H. Stertzer
Simon H. Stertzer, co trustee

By:	/s/ Kimberly Stertzer
Kimberly Stertzer, co-trustee

Dated: January 10, 2019

WINDROCK ENTERPRISES L.L.C.

By:	/s/ Simon H. Stertzer
Simon H. Stertzer, manager

By:	/s/ Kimberly Stertzer
Kimberly Stertzer, manager